EXHIBIT 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-197991) filed by the registrant with the Securities and Exchange Commission (the “Commission”) on August 8, 2014 and declared effective on September 9, 2014 (the “Registration Statement”).

The expenses incurred or expected to be incurred by the registrant relating to the registration and offering (the “Offering”) of up to 1,325,000 shares of common stock, pursuant to the Registration Statement and a related final prospectus supplement to be filed by the registrant with the Commission are estimated to be as follows:

SEC registration fee *	$490
Printing fees and expenses	10,000
Transfer agent and registrar fees and expenses	5,000
Legal fees and expenses	85,000
Accounting fees and expenses	2,000
Miscellaneous fees and expenses	8,000
Total	$110,490

*                     The registrant has previously paid an aggregate registration fee of $6440 in connection with the filing of the Registration Statement. The amount listed in the table above is the portion of this previously paid registration fee that is allocable to the Offering.